UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2025

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	*

* On October 17, 2024, the Nasdaq Stock Market (“Nasdaq”) notified Orgenesis Inc. (the “Company”) that it plans to file a notification of removal from listing (Form 25) with the Securities and Exchange Commission (the “SEC”) to delist the Company’s common stock from Nasdaq upon the completion of all applicable procedures. After the Form 25 is filed by Nasdaq, the delisting will become effective 10 days later. The deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will occur 90 days following the filing of the Form 25, or such shorter period as the SEC may determine. Upon deregistration of the Company’s common stock under Section 12(b) of the Exchange Act, the Company’s common stock will remain registered under Section 12(g) of the Exchange Act. The Company’s common stock began trading on the OTCQX operated by the OTC Markets Group, Inc. beginning on October 21, 2024.

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item – 1.01 Entry into a Material Definitive Agreement.

Orgenesis Inc (“Orgenesis” or the “Company”), entered into an Equity Purchase Agreement with Williamsburg Venture Holdings, LLC, a Nevada limited liability company (“Investor”), pursuant to which the Investor agreed to invest up to Five Million Dollars ($5,000,000) over a 24-month period (unless otherwise determined therein) in accordance with the terms and conditions of an Equity Purchase Agreement, dated as of January 22, 2025, by and between Orgenesis and the Investor (the “Equity Purchase Agreement”). In connection with the Equity Purchase Agreement, the parties also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to register with the SEC the ordinary shares issuable under the Equity Purchase Agreement, among other securities. The Investor agrees to fund $750,000 upon the Registration Statement being deemed effective by the SEC. During the remaining term, the Company shall be entitled to put to the Investor, and the Investor shall be obligated to purchase, such number of ordinary shares of Orgenesis (such shares, the “Put Shares”) and at such price as are determined in accordance with the Equity Purchase Agreement. The per share purchase price for the Put Shares shall be 90% of the market price defined as the average of the two (2) lowest Volume-Weighted Average Price (VWAP) for the five (5) consecutive trading days immediately preceding the relevant Clearing Date (defined therein), as reported by Bloomberg Finance L.P. or other reputable source. At the Company’s option, under an Accelerated Purchase Notice (defined therein), the Company may deliver a put notice by 11:00 AM on a particular day with a per share purchase price that would be the lowest traded price on that day. Further, in consideration of Orgenesis’ Put rights, the Investor shall be entitled to 168,182 ordinary shares of Orgenesis from the date of the Equity Purchase Agreement and pursuant to the Equity Purchase Agreement, the Investor may not acquire at any point, more than 9.99% of the outstanding ordinary shares of Orgenesis.

The foregoing descriptions of the Equity Purchase Agreement and the Registration Rights Agreement do not purport to be complete, and are subject to, and qualified in their entirety by reference to the Investment Agreement and the Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report and incorporated herein by reference. A copy of the press release is attached to this Current Report as Exhibit 99.1, and the information in Exhibit 99.1 and 99.2 is incorporated herein by reference.

Item - 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Exhibit

10.1	Equity Purchase Agreement, dated January 22 2025, by and between ORGENESIS Group Holding Limited and Williamsburg Ven*ture Holdings, LLC
10.2	Registration Rights Agreement, dated January 22, 2023, by and between ORGENESIS Group Holding Limited and Williamsburg Venture Holdings, LLC
99.1	Press Release dated January 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: January 28, 2025	By:	/s/ Victor Miller
Victor Miller
Chief Financial Officer, Treasurer and Secretary